Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Relations:
800-348-1074, ext. 3333
investorrelations@carrols.com

Carrols Restaurant Group, Inc. Announces Pricing of Public Offering of Common Stock

Syracuse, NY – (Business Wire) – April 24, 2014 - Carrols Restaurant Group, Inc. (“Carrols” or the “Company”) (NASDAQ: TAST), the largest Burger King® franchisee in the world, today announced the pricing of a public offering of 10,000,000 shares of common stock at a price of $6.20 per share (the “Public Offering”). All of the shares were offered by the Company. The Public Offering was upsized from the previously announced offering size of up to $60,000,000 of common stock. The underwriters have also been granted a 30-day option by the Company to purchase up to an additional 1,500,000 shares of common stock offered in the Public Offering. The closing of the offering is expected to occur on April 30, 2014, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds of the Public Offering to accelerate the remodeling of the Company's restaurants to Burger King Corporation's 20/20 restaurant image, to acquire additional franchised Burger King restaurants, and, to a lesser extent, develop new restaurants and for other general corporate purposes.

Raymond James & Associates, Inc. and Stephens Inc. are serving as joint book-running managers for the Public Offering.

A shelf registration statement (including a prospectus) relating to these securities was filed by the Company with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC on April 9, 2014. A copy of the prospectus supplement and accompanying prospectus relating to the Public Offering may be obtained by contacting Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by email to prospectus@raymondjames.com or by telephone at (800) 248-8863; or by contacting Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, by e-mail to prospectus@stephens.com, or by telephone at (501) 377-2131. Before you invest, you should read these documents and other documents filed by the Company with the SEC for more complete information. You may obtain these documents free of charge by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Carrols Restaurant Group, Inc.

Carrols Restaurant Group, Inc. is Burger King Corporation's largest Burger King franchisee in the world, with 560 Burger King restaurants as of March 30, 2014 and has operated Burger King restaurants since 1976. For more information about Carrols, please visit the Company's corporate website at www.carrols.com.

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements.  Forward-looking statements, written, oral or otherwise made, represent the Company's expectation or belief concerning future events.  Without limiting the foregoing, these statements are often identified by the words “may”, “might”, “believes”, “thinks”, “anticipates”, “plans”, “expects”, “intends” or similar expressions.  In addition, expressions of the Company's strategies, intentions or plans, are also forward-looking statements.  Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown.  You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond the Company's control.  Investors are referred to the full discussion of risks and uncertainties as included in the Company's filings with the Securities and Exchange Commission.